Exhibit 99.1

January 17, 2017	Analyst Contact:	Andrew Ziola 918-947-7163
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas Issues 2017 Financial Guidance

Five-year Financial and Dividend Growth Rates Updated;
Capital Expenditures Forecast Increased;
New Accounting Standard Impacts Guidance

TULSA, Okla. - Jan. 17, 2017 - ONE Gas, Inc. (NYSE: OGS) today announced that its
2017 net income is expected to be in the range of $152 million to $162 million, or $2.87 to $3.07 per diluted share. The midpoint for ONE Gas’ 2017 net income guidance is $157 million, or $2.97 per diluted share.

ONE Gas’ 2017 earnings guidance primarily reflects the benefit of new rates and normal weather in its service territories. These benefits are offset partially by higher depreciation expense due to capital investments. ONE Gas expects to achieve an 8.1 percent return on equity (ROE) in 2017, which is calculated consistent with utility ratemaking in each jurisdiction.

Effective Jan. 1, 2017, ONE Gas will adopt the new accounting standard for share-based compensation. ONE Gas estimates that adoption of the new standard will reduce income tax expense and increase net income by approximately $4 million in 2017, or $0.08 per diluted share. The impact in future years of the new standard is expected to decrease. The guidance table on page 5 contains a reconciliation of the new standard to 2017 guidance.

Capital expenditures are expected to be $350 million in 2017. More than 70 percent of these expenditures are targeted for system integrity and replacement projects.

Guidance estimates may be impacted by the variables listed in the forward-looking statements below. Additional information is available in the guidance table on the ONE Gas website.

FIVE-YEAR GROWTH FORECAST UPDATED

ONE Gas expects net income and earnings per share to increase by an average of 5 to 7 percent annually between 2016 and 2021. ONE Gas’ rate base is expected to grow an average of 5.0 to 5.5 percent per year between 2016 and 2021.

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ONE Gas Issues 2017 Financial Guidance

January 17, 2017

Capital expenditures are expected to be in the range of $350 million to $380 million per year between 2017 and 2021. ONE Gas’ previous five-year guidance range was $305 million to $325 million per year between 2016 and 2020.

ONE Gas expects its average annual dividend growth rate to be 8 to 10 percent between 2016 and 2021, with a target dividend payout ratio of 55 to 65 percent of net income, all subject to its board of directors’ approval.

LINK TO GUIDANCE TABLE

http://www.onegas.com/~/media/OGS/Guidance/2017/OGS2017Guidance_Mx1DDd3L354.ashx

ONE Gas, Inc. (NYSE: OGS) is a stand-alone, 100 percent regulated, natural gas utility, and trades on the New York Stock Exchange under the symbol OGS. ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.

ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as anticipate, estimate, expect, project, intend, plan, believe, should, goal, forecast, guidance, could, may, continue, might, potential, scheduled, and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

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ONE Gas Issues 2017 Financial Guidance

January 17, 2017

•	our ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation, including the application of market rates by state and local agencies;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial industrial customers;

•	competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;

•	conservation efforts of our customers;

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•
indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•
our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply, and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;

•	the mechanical integrity of facilities operated;

•	operational hazards and unforeseen operational interruptions;

•	adverse labor relations;

•	the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies;

•	our ability to generate sufficient cash flows to meet all our cash needs;

•
changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to purchase and sell assets at reasonable prices and on other reasonable terms;

•	our ability to recover the costs of natural gas purchased for our customers;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of LDC franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	changes in law resulting from new federal or state legislation;

•	changes in environmental, safety, tax and other laws to which we and our subsidiaries are subject;

•	advances in technology;

•	population growth rates and changes in the demographic patterns of the markets we serve;

•	acts of nature and the potential effects of threatened or actual terrorism, including cyber attacks or breaches of technology systems and war;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries;

•	changes in accounting standards;

•	changes in corporate governance standards;

•	discovery of material weaknesses in our internal controls;

•	our ability to attract and retain talented employees, management and directors;

•	the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

•	declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans;

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ONE Gas Issues 2017 Financial Guidance

January 17, 2017

•
the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;

•
the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to the natural gas distribution business and any related actions for indemnification made pursuant to the Separation and Distribution Agreement with ONEOK; and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONE Gas Issues 2017 Financial Guidance

January 17, 2017

ONE Gas, Inc.
EARNINGS GUIDANCE*
	2017 Guidance	Adoption of
	Before	Accounting	2017
(Unaudited)	Adoption	Standard**	Guidance
	(Millions of dollars)
Operating income
Net margin	$924	$—	$924
Operations and maintenance	419	—	419
Depreciation and amortization	155	—	155
General taxes	57	—	57
Operating income	293	—	293
Other income (expense)	(1)	—	(1)
Interest expense	(45)	—	(45)
Income before income taxes	247	—	247
Income taxes	(94)	4	(90)
Net income	$153	$4	$157
Earnings per share, diluted	$2.89	$0.08	$2.97

			2017
			Guidance

			(Millions of dollars)
Capital expenditures
System integrity and replacements			$255
Customer growth			72
Other			23
Total capital expenditures			$350

*Amounts shown are midpoints of ranges provided.
** New accounting standard for share-based compensation.